NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE
   UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("SECURITIES ACT"). NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT WITH RESPECT THERETO OR IN A TRANSACTION THAT IN THE OPINION OF COUNSEL TO THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO THE COMPANY, IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT.






                                     WARRANT

                               FOR THE PURCHASE OF
                                  COMMON STOCK

                                       OF

                                HK SYSTEMS, INC.

                                Warrant Number 1






             THIS CERTIFIES that, subject to the terms and conditions set forth herein, following the Effective Date, if any, WESTERN ATLAS INC., a Delaware corporation, is entitled to subscribe for and purchase from HK SYSTEMS, INC., a Wisconsin corporation formerly known as HEI Systems, Inc., a number of shares of Common Stock equal to the Warrant Shares Number at a price per share of Common Stock equal to the Per Share Warrant Price; provided that the number of shares of Common Stock that may be purchased upon the exercise of the rights represented by this Warrant shall be adjusted from time to time as provided in Section 4 of this Warrant. This Warrant is issued in consideration of the payment by the Holder of One Dollar and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

             1. Definitions. When used in this Warrant, the following terms shall have the meanings specified:

                  (a) "Affiliate" shall mean any Person directly or indirectly controlling, controlled by or under direct or indirect common control with another Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

                  (b) "Aggregate Purchase Price" shall mean product of the Per Share Warrant Price and the Warrant Shares Number.

                  (c) "Common Stock" shall mean the class or series of common stock of the Company sold as part of the Initial Public Offering, if any.

                  (d) "Company" shall mean HK SYSTEMS, INC., a Wisconsin corporation.

                  (e) "Effective Date" shall mean the date of the consummation of the Initial Public Offering if at any future date such event should occur. Prior to such date the Company is under no obligation to sell Common Stock to the Holder or any other party.

                  (f) "Expiration Date" shall mean the earliest to occur of the following: (i) the exercise of all of the rights represented by the Warrant; (ii) the repurchase of the Warrant by the Company; (iii) the termination of the Company as a legal entity, however effected, prior to the Effective Date, including, but not limited to, (A) the merger or consolidation of the Company with any Person, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) at least 75% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, (B) the sale or disposition of all or substantially all of the Company's assets other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity at least 75% of the combined voting power of the voting securities of which are owned by persons in substantially the same proportions as their ownership of the Company immediately prior to such sale, or (C) dissolution of the Company; or (iv) November 15, 2003; provided, however, that if the Company exercises its rights pursuant to Section 10(c) in connection with a demand registration of the Holder under Section 10(b) and, as a result of the Company's exercise of such rights, the Holder does not have the opportunity to exercise this Warrant and dispose of Warrant Shares pursuant to the registration statement contemplated by Section 10(b) prior to November 15, 2003, then the November 15, 2003 date set forth in this clause (iv) shall be extended until such time as the Company complies with its obligations pursuant to Section 10 in connection with the demand registration.

                  (g) "Holder" shall mean WESTERN ATLAS INC., a Delaware corporation.

                  (h) "Initial Public Offering" shall mean the first sale to the public or an underwriter for cash of any class or series of common stock of the Company pursuant to a registration statement filed by the Company with the SEC under the Securities Act in a transaction that results in the Company becoming subject to Section 12(b) or Section 12(g) of the Securities Exchange Act of 1934.

                  (i) "Other Holders" shall mean (i) the holders of the common or preferred stock of the Company as of the date hereof and/or their transferees and (ii) employees of the Company or its subsidiaries and/or their transferees.

                  (j) "Per Share Warrant Price" shall mean an amount equal to 115% of the price to the public per share of Common Stock in the Initial Public Offering, if any, or such greater or lesser number, as the case may be, as may result pursuant to Section 4 of the Warrant.

                  (k) "Person" shall mean and include an individual, partnership, corporation, trust, joint venture, incorporated organization and a government or any department or agency thereof.

                  (l) "Registration Shares" shall mean the number of Warrant Shares subject to the registration rights of the Warrant.

                  (m) "SEC" shall mean the Securities and Exchange Commission or any successor agency thereto.

                  (n) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time, and the rules and regulations issued thereunder.

                  (o) "Warrant" shall mean this Warrant as the same shall be amended or replaced from time to time in accordance with the terms hereof.

                  (p) "Warrant Shares" shall mean the shares of Common Stock purchasable upon full exercise of the Warrant, or such greater or lesser number, as the case may be, as may result pursuant to Section 4 of the Warrant.

                  (q) "Warrant Shares Number" shall mean the number of Warrant Shares purchasable under this Warrant which shall be a number equal to (i) $2,000,000 divided by (ii) 115% of the price to the public per share of Common Stock in the Initial Public Offering, if any.

             2. Exercise: Issuance of Certificates; Payment for Shares. This Warrant may be exercised by the Holder, in whole or in part, in increments of at least 25% of the Warrant Shares Number, at any time following the Effective Date and prior to the Expiration Date by the surrender of this Warrant (properly endorsed if required), and payment by the Holder of the Aggregate Purchase Price by certified check or bank draft. Upon such surrender and payment, the Holder shall be entitled to receive a certificate or certificates representing a number of Warrant Shares equal to the Warrant Shares Number. The Company agrees that the shares so purchased shall be and are deemed to be issued to the Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. Certificates for the Warrant Shares so purchased shall be delivered to the Holder within a reasonable time, not exceeding thirty days, after the rights represented by this Warrant shall have been so exercised. In lieu of any fractional share of Common Stock that may be issuable upon the exercise of this Warrant, the Aggregate Purchase Price payable by the Holder as provided herein shall be reduced by an amount equal to the fair value of such fractional share, determined in any reasonable manner by mutual agreement of the Company and the Holder.

             3. Affirmative Covenants. The Company covenants and agrees that following the Effective Date the Warrant Shares will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof except as provided in Section 180.0622(2)(b) of the Wisconsin Business Corporation Law. The Company further covenants and agrees that, from and after the Effective Date and until the Expiration Date, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon total or partial exercise of the rights represented by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. The Company will take all such action as may be necessary to ensure that the Warrant Shares may be so issued without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which any class of Common Stock of the Company may be listed, except that the Company shall be under no obligation pursuant to the Warrant to register the Warrant Shares under the Securities Act for issuance to the Holder, and the Company may require as a condition precedent to any issuance of the Warrant Shares that the Holder deliver to the Company, at the Holder's expense, an opinion of counsel to the Holder, which opinion and counsel shall be reasonably satisfactory to the Company, stating that such issuance is exempt from registration under the Securities Act. Upon acceptance of said opinion and issuance of the Warrant Shares, the Company shall have duly complied with all formalities required to permit transfer of title to the Warrant Shares free and clear of all claims, encumbrances and defects in title, in accordance with this Warrant.

             4.   Adjustment of Number of Warrant Shares.

                  (a) If at any time following the Effective Date and prior to the Expiration Date the Company shall (i) pay a dividend or make a distribution on its capital stock in shares of Common Stock; (ii) subdivide its outstanding shares of Common Stock into a greater number of shares; (iii) combine its outstanding shares of Common Stock into a smaller number of Shares; or (iv) issue by reclassification of its Common Stock any shares of capital stock of the Company, then, and in each such case, the Warrant Shares Number shall be adjusted immediately upon the occurrence of such event, retroactive to the record date, if any, for such event. Such adjustment shall be made by multiplying the Warrant Shares Number by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding immediately after the occurrence of such event and the denominator of which shall be the number of shares of Common Stock issued and outstanding immediately before the occurrence of such event. Upon the occurrence of any reclassification described in (iv) above, the Holder shall be entitled to receive upon exercise of the Warrant that number of shares of capital stock of the Company that the Holder would have been entitled to receive immediately following such occurrence had all of the rights represented by this Warrant been exercised immediately prior thereto or any record date with respect thereto.

                  (b) If at any time after the Effective Date the Company shall fix a record date for the issuance of rights, options or warrants to all holders of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share, if a security convertible into Common Stock) less than the then current per share market price of the Common Stock (as defined in Section 4(d)) on such record date, the Per Share Warrant Price to be in effect after such record date shall be determined by multiplying the Per Share Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). In case such subscription price may be paid in a consideration part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company. Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights, options or warrants are not so issued, the Per Share Warrant Price shall be adjusted to be the Per Share Warrant Price which would then be in effect if such record date had not been fixed.

                  (c)  Notwithstanding anything to the contrary in this
   Section 4, no adjustment to the Warrant Shares Number shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Warrant Shares issuable upon exercise of the rights represented by this Warrant; provided, however, that any adjustments which by reason of this Section 4(b) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 4 shall be made to the nearest 1/100th of a share.

                  (d) For the purpose of any computation hereunder, the "current per share market price" of the Common Stock on any date shall be deemed to be the average of the daily closing prices per share of Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date; provided, however, that in the event that the current per share market price of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (i) a dividend or distribution on such Common Stock payable in Common Stock or securities convertible into Common Stock, or
   (ii) any subdivision, combination or reclassification of Common Stock and prior to the expiration of 30 Trading Days after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination or reclassification, then, and in each such case, the current per share market price shall be appropriately adjusted to reflect the current market price per share of Common Stock. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System ("Nasdaq") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading or Nasdaq, as the case may be, is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange or Nasdaq, as the case may be, a Business Day.

             5. Reorganization, Reclassification, Consolidation, Merger or Sale. If at any time from and after the Effective Date and prior to the Expiration Date the Company is a party to any agreement providing for (i) any capital reorganization or reclassification of the capital stock of the Company, (ii) any consolidation or merger of the Company with another corporation, or (iii) the sale, disposition or other conveyance of all or substantially all of its assets, as the case may be, in such a way that holders of Common Stock shall be entitled to receive cash, shares of stock or securities or assets with respect to or in exchange for Common Stock, then, as a condition to such reorganization, reclassification, consolidation, merger, sale, disposition or other conveyance, lawful and adequate provisions (in form determined in good faith by the Board of Directors of the Company) shall be made whereby the Holder shall be given the opportunity to elect to receive such cash, shares of stock or securities or assets as may be issued or payable with respect to or in exchange for a number of shares of Common Stock equal to the Warrant Shares Number immediately purchasable upon the exercise of the rights represented by this Warrant had such reorganization, reclassification, consolidation, merger, sale, disposition or other conveyance not taken place. In any such case, appropriate provision shall be made with respect to the rights and interests of the Holder such that the provisions of this Warrant (including without limitation provisions for adjustments to the Warrant Shares Number) shall thereafter be applicable, as nearly as may be, in relation to any cash, shares of stock or securities or assets thereafter deliverable to the Holder pursuant to the provisions of this
   Section 5. The Company shall not effect any such consolidation, merger, sale, disposition or other conveyance unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the Person purchasing or acquiring such assets shall assume by written instrument (in form determined in good faith by the Board of Directors of the Company) the obligation to deliver to the Holder such cash, shares of stock or securities or assets in accordance with the provisions of this Section 5. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding shares of Common Stock, the Company shall not effect any consolidation, merger or sale of shares of Common Stock to or with the Person having made such offer or with any Affiliate of such Person, unless prior to the consummation of such consolidation, merger or sale, lawful and adequate provisions (in form determined in good faith by the Board of Directors of Company) shall be made whereby the Holder shall be given the opportunity to elect to receive the cash, shares of stock or securities or assets then issuable or previously issued in accordance with such offer with respect to or in exchange for the number of shares of Common Stock theretofore immediately purchasable upon the exercise of the rights represented by this Warrant. Upon the Holder's receipt of cash, shares of stock or securities or assets in accordance with the provisions of this
   Section 5, the Holder shall pay to the Company the amount of the Aggregate Purchase Price that remains unpaid as of the date of such receipt and the parties shall have no further rights or obligations hereunder. If the Holder does not elect to receive such cash, shares of stock or securities or assets, the rights and obligations of the Holder and the Company under this Warrant shall remain in full force and effect pursuant to the terms and conditions of this Warrant.

             6. Notification of Change in Warrant Shares Number. Upon any change in the Warrant Shares Number, then, and in each such case, the Company shall give written notice thereof to the Holder within ten (10) days after the date of such change, which notice shall set forth the calculation of the Warrant Shares Number before and after such change and the facts upon which such calculations are based. If at any time after the Effective Date:

                  (a) The Board of Directors (or any committee thereof) shall authorize or approve any capital reorganization, or reclassification of the capital stock of the Company, or a dividend on Common Stock payable in Common Stock, or consolidation or merger of the Company with, or sale, disposition or other conveyance of all events or substantially all of its assets to, any Person; or

                  (b) There shall be any purchase, tender or exchange offer made to the Holders of Common Stock;

   then, within ten (10) days of the date of any such occurrence, the Company shall give the Holder written notice describing in reasonable detail such occurrence.

             7. Term of Warrant. This Warrant shall remain outstanding and exercisable until the Expiration Date. If not previously exercised, the rights represented by this Warrant shall thereupon terminate.

             8. Issue Tax. The issuance of certificates for shares of Common Stock upon the exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the original Holder of this Warrant.

             9. Transferability. This Warrant and any rights of the Holder are not transferable or otherwise assignable to any third party at any time without the written consent of the Company; provided, however, that the Holder may transfer this Warrant (in whole and not in part) without consent of the Company, to any affiliate of the Holder (other than an affiliate formed for the purpose of effecting the transfer unless the transfer is effected as part of the transfer of significant operating or other assets to the same affiliate) or to any successor to the Holder in connection with any business combination involving the Holder. Any attempted prohibited transfer of all or part of this Warrant or any rights of the Holder hereunder without such consent releases the Company from any and all duties and obligations contained herein.

             10. Registration Rights. The Holder shall have the following registration rights:

                  (a)  Piggyback.

                       (i)  If at any time after the Effective Date
             the Company proposes to register any shares of Common Stock under the Act (otherwise than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or similar transaction effected in accordance with the terms and conditions of this Warrant), the Company shall give the Holder notice of such proposed registration at least thirty (30) days prior to the filing of a registration statement. At the written request of the Holder delivered to the Company within fifteen (15) days after the receipt of such notice from the Company, which request shall state the number of Registration Shares that the Holder wishes to sell or distribute publicly under the registration statement proposed to be filed by the Company, the Company shall use its best efforts to register under the Act such Registration Shares, and to cause such registration to become and remain effective as provided in this
             Section 10. Shareholders owning a majority of the shares of Common Stock requested to be registered in connection with an underwritten secondary registration shall have the right to select the underwriters and managers to administer any such offering.

                       (ii) Subject to Section 10(a)(iv), if such a
             registration is an underwritten primary registration on behalf of the Company, and the managing underwriter thereof advises the Company in writing that in its opinion the number of shares requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration: (A) first, the shares of Common Stock the Company proposes to sell; (B) second, the shares of Common Stock the Other Holders propose to sell in proportion to the number of shares each such shareholder proposes to sell; and (C) third, the Registration Shares.

                       (iii)          Subject to Section 10(a)(iv),
             if a registration under this Section 10(a) is an underwritten secondary registration on behalf of certain of the Company's shareholders, and the managing underwriter thereof advises the Company in writing that in its opinion the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration: (A) first, the shares of Common Stock the Other Holders propose to sell in proportion to the number of shares each such shareholder proposes to sell; and (B) second, the shares of Common Stock the Holder proposes to sell. In the event the Company subsequently agrees to participate in such a secondary registration, the shares of Common Stock the Company proposes to sell will have priority over the shares the Holder or the other shareholders of the Company propose to sell in such registration.

                       (iv) If a registration under this Section
             10(a) is an underwritten primary registration on behalf of the Company that is not the Initial Public Offering or the first underwritten registration of Common Stock after the Initial Public Offering, and the managing underwriter thereof advises the Company in writing that in its opinion the number of shares requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration: (A) first, the shares of Common Stock the Company proposes to sell; (B) second, the shares of Common Stock the Other Holders propose to sell and the Registration Shares the Holder proposes to sell, all in proportion to the number of shares each such shareholder proposes to sell; and (C) third, any other shares of Common Stock to be sold by any other shareholder. If a registration under this Section 10(a) is an underwritten secondary registration on behalf of certain of the Company's shareholders that is not the Initial Public Offering or the first underwritten registration of Common Stock after the Initial Public Offering, and the managing underwriter thereof advises the Company in writing that in its opinion the number of shares of Common Stock requested to be included in such registration exceeds the number which can be sold in such offering, the Company will include in such registration: (A) first, the shares of Common Stock the Other Holders propose to sell and the Registration Shares the Holder proposes to sell, all in proportion to the number of shares each such shareholder proposes to sell; and (B) second, any other shares of Common Stock to be sold by any other shareholder. In the event the Company subsequently agrees to participate in such a secondary registration, the shares of Common Stock the Company proposes to sell will have priority over the shares the Holder or the other shareholders of the Company propose to sell in such registration.

                  (b) Demand. After the Effective Date and after the earlier of November 15, 2000 or the third anniversary of the Effective Date, the Company shall, upon written demand of the Holder, cause a "shelf" registration statement on Form S-3 to be prepared and filed with the SEC pursuant to Rule 415 (or any similar rule that may be adopted by the SEC) under the Securities Act covering such number of Registration Shares held by the Holder as shall be indicated in such written demand provided that: (1) the Company will not be required to effect more than one such demand registration for the Holder; (2) a demand registration will not count as such until it has become effective (a demand registration will, however, count as such if, after the filing of a registration statement, the failure of such registration statement to become effective is due solely to the Holder's actions, or, if once effective, the effectiveness of a registration statement is withdrawn solely because of the Holder's actions) and (3) such demand registration may not be in connection with an underwritten public offering of any Registration Shares. Upon receipt of such written demand, the Company shall expeditiously effect the registration of the Registration Shares as set forth in Section 10(e) and use its best efforts to have such registration declared effective as soon as practicable after the filing thereof.

                  (c) The obligation of the Company to cause the Registration Shares to be registered under the Securities Act is subject to the limitation that the Company shall be entitled to postpone for a reasonable period of time, but not more than 120 days, the filing of any registration statement otherwise required to be prepared and filed by it pursuant hereto, the effectiveness of a registration statement theretofore filed by it or sales pursuant to an effective registration statement if, the Company, based on advice of counsel, determines, in its reasonable judgment exercised in good faith, that such registration and/or sale (i) would interfere with any financing, acquisition, corporate reorganization or other material transaction involving the Company or (ii) would require the disclosure of material information, which disclosure could materially and adversely affect Company, and, in either case, promptly gives written notice of such determination. If the Company shall so postpone the filing of a registration statement, then the Holder shall have the right to withdraw the request for registration by giving written notice to the Company within thirty calendar days after receipt of the notice of postponement. After the expiration of any 120-day postponement period, the Company will allow, during the immediately succeeding 120-day period, the filing and effectiveness of a registration statement and sales thereunder for a demand registration under this Section 10. Upon receipt of any notice from the Company of the happening of any event of the kind described in the first sentence of this Section 10(c), the Holder will forthwith discontinue the disposition of its Registration Shares pursuant to the registration statement until further notice from the Company.

                  (d) Indemnity. The Company will indemnify and hold harmless the Holder, the officers and directors of the Holder and each underwriter of Registration Shares sold by the Holder (and any person who controls an underwriter within the meaning of Section 15 of the Act) against all claims, losses, damages, liabilities, actions and expenses resulting from any untrue statement or alleged untrue statement of a material fact contained in a prospectus or in any related registration statement, notification or the like or from any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same may have been based on information furnished in writing to the Company by the Holder or such underwriter expressly authorized for use therein and used in accordance with such authorization. The Company agrees to reimburse each indemnified Person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability, action or expense. The Holder, by acceptance of the registration provisions provided herein, agrees to: (a) furnish to the Company such information concerning the Holder and the proposed sale or distribution of Registration Shares as shall, in the opinion of counsel for the Company, be necessary in connection with any such registration or qualification; and (b) indemnify and hold harmless the Company, its officers and directors and each of its underwriters (and any person who controls an underwriter within the meaning of Section 10 of the Act) against all claims, losses, damages, liabilities, actions and expenses resulting from any untrue statement or alleged untrue statement of a material fact furnished in writing to the Company by the Holder pursuant to this Section 10(d), expressly authorized for use in connection with such registration or qualification and used in accordance with such authorization and from any omission therefrom or alleged omission therefrom of a material fact needed to be furnished or necessary to make the information furnished not misleading.

                  (e) Registration Covenants of the Company. In the event that any Registration Shares are to be registered or qualified pursuant to this Section 10, the Company covenants and agrees that the Company will use reasonable efforts to effect the registration and/or qualification and cooperate in the sale of the Registration Shares to be registered and will:

                       (i)  furnish to the Holder copies of any
             registration statement with respect to the Registration Shares (as well as any necessary amendments or supplements thereto) and any prospectus forming a part thereof prior to filing with the SEC;

                       (ii) notify the Holder, promptly after the
             Company shall receive notice thereof, of the time when said registration statement becomes effective or when any amendment or supplement to any prospectus forming a part of said registration statement has been filed;

                       (iii)     notify the Holder promptly of any
             request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                       (iv) advise the Holder after the Company shall
             receive notice or obtain knowledge thereof of the issuance of any order by the SEC suspending the effectiveness of any such registration statement or amendment thereto or of the initiation or threatening of any proceeding for that purpose, and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal promptly if such stop order should be issued;

                       (v)  prepare and file with the SEC such
             amendments and supplements to such registration statement and the prospectus forming a part thereof as may be necessary to keep such registration statement effective for the lesser of: (i) a period of time necessary to permit the Holder pursuant to such registration statement to dispose of all of such Registration Shares; (ii) 90 days; or (iii) the maximum period of time permitted by law to keep effective a registration statement;

                       (vi) furnish to the Holder such number of copies
             of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registration Shares;

                       (vii) use its best efforts to register or qualify such Registration Shares under such securities or blue sky laws of such jurisdictions as determined by the underwriter after consultation with the Company and the Holder and do any and all other acts and things which may be necessary or advisable to enable the Holder to consummate the disposition in such jurisdictions of the Registration Shares;

                       (viii) notify the Holder at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which such registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, at the request of the Holder, prepare a supplement or amendment to such registration statement so that such registration statement will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                       (ix) cause all Registration Shares to be listed
             on each securities exchange on which similar securities issued by the Company are then listed;

                       (x) provide a transfer agent and (if required) a registrar for all such Registration Shares not later than the effective date of such registration statement;

                       (xi) enter into such customary agreements
             (including an underwriting agreement in customary form) and take all such other actions as the Holder or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of the Registration Shares;

                       (xii) make available for inspection by the Holder, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by the Holder or such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by the Holder, any such underwriter, attorney, accountant or agent in connection with such registration statement;

                       (xiii)    use its best efforts to cause the
             Registration Shares covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder to consummate the disposition of such Registration Shares; and

                       (xiv) obtain, in addition to such consents as may be necessary, a comfort letter from the Company's independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the Holder may reasonably request.

                  (f) Registration Covenants of Holder. It shall be a condition precedent to any obligation of the Company to register any Registration Shares pursuant to this Section 10 that the Holder shall have
   (i) furnished to the Company such information regarding the intended disposition of the Registration Shares and other information concerning the Holder as the Company shall reasonably request and as shall be required in connection with any registration statement to be filed by the Company; (ii) agreed to abide by such additional or customary terms affecting any proposed offering of Common Stock as reasonably may be requested by the managing underwriter of such offering, including a requirement, if applicable, to withhold from the public market, for a period of at least 270 days after any such offering, any shares of Common Stock held by the Holder; and (iii) agreed in writing in form satisfactory to the Company to pay all underwriting discounts and commissions applicable to the Registration Shares.

                  (g) Expenses. The Company shall pay all of the expenses in connection with any registration pursuant to this Section 10, including, without limitation, costs of complying with federal and state securities laws and regulations, attorneys' and accounting fees of the Company, printing expenses and federal and state filing fees (except for transfer taxes and underwriting commissions and discounts), but the Company shall not be obligated to pay fees and disbursements of any counsel for the Holder.

             11. Descriptive Headings. The descriptive headings of the several sections of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

             12. Notices. Any notice or other communication pursuant to this Warrant shall be in writing and shall be deemed sufficiently given upon receipt, if personally delivered or telefaxed (with receipt acknowledged), or if mailed, upon deposit with the United States Postal Service by first class, certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

                  (a) If to the Company, to HK Systems, Inc., 2855 South James Drive, New Berlin, Wisconsin 53151, Attention: Corporate Secretary, or such other address as the Company has designated in writing to the Holder.

                  (b) If to the Holder, to Western Atlas Inc., 360 North Crescent Drive, Beverly Hills, CA 90210, Attention: General Counsel, or such other address as the Holder has designated in writing to the Company.

             13. Replacement of Warrant. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and upon receipt of written indemnification satisfactory to the Company and reimbursement of the Company's expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

             14. Governing Law. This Warrant shall be construed and interpreted in accordance with the internal laws of the State of Wisconsin.

             15. Further Assurances. The Company agrees that it will execute and record such documents as the Holder shall request to secure for the Holder any of the rights represented by this Warrant.

             16. Amendment and Modifications. This Warrant may be amended, modified or supplemented only by written agreement of the Company and the Holder.

             IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers under its corporate seal and this Warrant to be dated as of the 15th day of November, 1996.

                                 HK SYSTEMS, INC.



                                 By:  /s/ John W. Splude
                                      John W. Splude
                                      President

   [Corporate Seal]

                                 Attest:   /s/ John R. Kuhnmuench, Jr.
                                           John R. Kuhnmuench, Jr.
                                           Secretary